UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Earliest Event Reported: June 2, 2011

ImmunoCellular Therapeutics, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	33-17264-NY	93-1301885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank, 3rd Floor Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 2, 2011, ImmunoCellular Therapeutics, Ltd., a Delaware corporation (the “Company”), and BioWa, Inc. (“BioWa”) announced that the Company has entered into an agreement with BioWa, Inc. whereby BioWa will provide the Company with access to BioWa’s patented POTELLIGENT® Technology platform for the development of antibody-dependent cellular cytotoxicity (ADCC) enhanced antibodies. Under the agreement Biowa will receive the right to certain antibody technology from IMUC and selected option rights to IMUC antibodies using the POTELLIGENT® Technology. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information contained in Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of such section.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated June 2, 2011 relating to agreement with BioWa, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoCellular Therapeutics, Ltd.

June 2, 2011	By:	/s/ Manish Singh
Name: Manish Singh, Ph.D.
Title: President and Chief Executive Officer